Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 2, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Family Dollar Stores, Inc.’s Annual Report on Form 10-K for the year ended August 27, 2005.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
July 19, 2006